Exhibit 99.1

Alta Mesa Announces

sale of alta mesa eagle, llc

Houston, Texas – September 22, 2015 – Alta Mesa Holdings, LP announced today that it has entered into an agreement to sell its subsidiary Alta Mesa Eagle, LLC which owns certain oil and gas producing properties in the Eagle Ford Shale area and other assets,  to EnerVest, Ltd and its affiliates, for a total price of $125 million, subject to customary purchase price adjustments. Alta Mesa will initially be paid $118 million for all of the membership interests in Alta Mesa Eagle, LLC,  subject to customary adjustments, with additional payments of an estimated $7 million in the aggregate, to be made upon the occurrence of certain events. The closing is expected to occur by the end of September 2015 and is subject to normal and customary closing conditions. The transaction has an effective date of July 1, 2015.  As of the effective date, the reserves associated with Alta Mesa Eagle’s oil and gas properties were 7.8 million barrels of oil equivalent, with 31% of the volumes classified as proved developed. The properties, primarily located in Karnes County, are non-operated and consist of all of the remaining interests that Alta Mesa has in this area.

In a separate transaction, Alta Mesa’s subsidiary, Oklahoma Energy Acquisitions LLC (OEA) has entered into a Letter of Intent with affiliates of EnerVest, Ltd., under which the parties have agreed to negotiate definitive documentation that will grant OEA an option to purchase approximately 1,700 net acres in Kingfisher County, Oklahoma in the STACK play by December 31, 2015.

Wells Fargo Securities acted as the financial adviser to Alta Mesa on the transaction. Additional details related to this transaction can be found in Alta Mesa’s associated Form 8-K filed with the Securities and Exchange Commission which is available on the Company’s website at www.altamesa.net.

Alta Mesa Holdings, LP is a privately held company engaged in onshore oil and natural gas acquisition, exploitation, exploration and production whose focus is to maximize the profitability of our assets in a safe and environmentally sound manner. We seek to maintain a portfolio of lower risk properties in plays where we identify a large inventory of drilling, development, and enhanced recovery and exploitation opportunities in known resources. We maximize the profitability of our assets by focusing on advanced engineering analytics, enhanced geological techniques including 3-D seismic analysis, and proven drilling, stimulation, completion, and production methods. Alta Mesa Holdings, LP is headquartered in Houston, Texas.

Safe Harbor Statement and Disclaimer: This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, including with respect to certain plans and objectives of the Company with respect to the purchase and sale agreement, the timing and completion of the sale of Alta Mesa Eagle, LLC, the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “play”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements may include statements about Alta Mesa’s:  completion and timing of the sale of Alta Mesa Eagle, LLC; business strategy; reserves; financial strategy, liquidity and capital required for our development program; realized oil and natural gas prices; timing and amount of future production of oil and natural gas; hedging strategy and results; future drilling plans; competition and government regulations; marketing of oil and natural gas; leasehold or business acquisitions; timing of payments; costs of developing our properties; general economic conditions; credit markets; liquidity and access to capital; uncertainty regarding our future operating results; and plans, objectives, expectations and intentions contained in this press release that are not historical. Alta Mesa cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, the risk that the sale of Alta Mesa Eagle, LLC may not be consummated, or may not be consummated in a timely manner, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks.  Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, Alta Mesa’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Alta Mesa may issue. For a further list and description of such risks and uncertainties, see the Alta Mesa’s periodic reports filed with the U.S. Securities and Exchange Commission. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.altamesa.net or on request from Alta Mesa.  Except as otherwise required by applicable law, Alta Mesa disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

FOR MORE INFORMATION CONTACT: Lance L. Weaver at (281) 943-5597 lweaver@altamesa.net